                                                                Exhibit 4.4










                               COUNTY SEAT STORES, INC.





                                  WARRANT AGREEMENT



                             Dated as of October 29, 1997



                 Series A Warrants to Purchase Shares of Common Stock

                              Par Value $0.01 Per Share

                                  WARRANT AGREEMENT

     THIS WARRANT AGREEMENT ("Warrant Agreement"), dated as of October 29, 1997, is executed and delivered by County Seat Stores, Inc., a Minnesota corporation (together with any successor thereto, the "Company") and First Trust National Association, as warrant agent (together with any successor warrant agent, the "Warrant Agent"), for the benefit of the holders (the "Holders") from time to time of the Warrant Certificates (as hereinafter defined).

     WHEREAS, the Company has entered into a Purchase Agreement dated as of October 23, 1997 (the "Purchase Agreement") with Jefferies & Company, Inc. (the "Initial Purchaser"), pursuant to which the Company has agreed, among other things, (i) to sell to the Initial Purchaser 85,000 units (the "Units"), each consisting of (A) $1,000 principal amount of 12 3/4% Senior Notes due 2004 (each a "Note" and, collectively, the "Notes") to be issued under an indenture dated as of even date herewith (the "Indenture"), between the Company and First Trust National Association, as trustee (the "Trustee"), and (B) one Series A warrant (each a "Warrant" and, collectively with the Series A warrants to be issued to the Initial Purchaser as described in (ii) below, the "Warrants" and the certificates evidencing the Warrants being hereinafter referred to as the "Warrant Certificates") to initially purchase
26.8908 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at an initial exercise price of $.01 per share, subject to adjustment in accordance with the terms hereof and (iii) to issue to the Initial Purchaser Warrants to initially purchase 571,429 shares of Common Stock at an initial exercise price of $.01 per share, subject to adjustment in accordance with the terms hereof; and

     WHEREAS, the Warrants and the Notes shall be separately transferable on and after the Separation Date (as hereinafter defined); and

     NOW, THEREFORE, in consideration of the purchase of the Units by the Initial Purchaser and other valuable consideration, the adequacy and receipt of which is hereby acknowledged, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders, the parties hereto agree as follows:

                                      ARTICLE I

                       ISSUANCE, FORM, EXECUTION, DELIVERY AND
                         REGISTRATION OF WARRANT CERTIFICATES

     SECTION 1.1. Issuance of Warrants. Each Warrant Certificate shall, when countersigned by the Warrant Agent, evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such Holder)
26.8908 fully paid and non-assessable shares of Common Stock (the shares of

Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article v) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

     SECTION 1.2. Form of Warrant Certificates. The Warrant Certificates will initially be issued either in global form (the "Global Warrants") or in registered form as definitive Warrant certificates (the "Definitive Warrants"). The Warrant Certificates evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Warrant Agreement shall be substantially in the form set forth in Exhibit A attached hereto, dated the date on which countersigned. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate mount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depositary (as defined) in accordance with instructions given by the Holder thereof. The Depository
Trust Company ("DTC"), a New York corporation, shall act as the depository with respect to the Global Warrants (the "Depositary") until a successor shall be appointed by the Company. Upon written request, a Holder may receive from the Warrant Agent Definitive Warrants as set forth in Section 1.9 hereof.

     SECTION 1.3. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President and attested to by its Secretary or Assistant Secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile hereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Warrant Agreement any such person was not such an officer.

     SECTION 1.4. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     SECTION 1.5. Authentications and Delivery. Subject to the immediately following paragraph of this Section 1.5, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.8 hereof).

     Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by its President or any Vice President and attested to by its Secretary or Assistant Secretary and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.3 hereof, to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

     In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Warrant Agreement any such person is not an authorized signatory.

     The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

     SECTION 1.6. Temporary Warrant Certificates. Pending the preparation of the definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for the purpose pursuant to
Section 1.11 hereof. Subject to the provisions of Section 4.1 hereof, such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the Holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Warrant Agreement as a Holder of a definitive Warrant Certificate.

     SECTION 1.7. Separation of Warrants and Notes. The Notes and Warrants will not be separately transferable until the date (the "Separation Date") that the Initial Purchaser shall designate and specify to the Company and the Warrant Agent in writing. Prior to the Separation Date, no Warrant may be sold, assigned or otherwise transferred to any Person unless simultaneously with such transfer, the Warrant Agent receives confirmation from the Trustee that the Holder thereof has requested a transfer of the related Notes to the same transferee. On and after the Separation Date, the Holder of a Warrant Certificate containing the Separability Legend (as defined in Section 1.9(g) hereof) may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate not containing the Separability Legend.

     SECTION 1.8. Registrar and Warrant Register. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each Person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar". Initially, the Warrant Agent shall act as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

     The Company will at all times designate one Person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the Holders (the 'Warrant Register"). The Company will act as such repository unless and until some other Person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

SECTION 1.9.   Registration of Transfers and Exchanges.

     (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

               (i)  to register the transfer of the Definitive Warrants; or

               (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section 1.9 for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

                    (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or by its attorney, duly authorized in writing and

                    (y) in the case of Warrants the offer and sale of which has not been registered under the Securities Act, and are presented for transfer or exchange prior to
                         (x) the date which is one year after the later of the date of original issue (the "Issue Date") and the last date on which the Company or any affiliate of the Company was the owner of such Warrant, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date'), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                         (A) if such Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                         (B) if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule IaAA under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                         (C) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a letter of representation from the transferee in substantially the form of Exhibit C hereto and, if requested by the Company, an opinion of counsel reasonably acceptable to the Company that such transfer is in compliance with the Securities Act; or

                         (D)  if such Warrant is being transferred in
                              reliance on another exemption from the
                              registration requirements of the Securities
                              Act, a certification to that effect (in
                              substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be transferred for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

               (i) certification, substantially in the form of Exhibit B hereto, that such Definite Warrant is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

               (ii) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant;

then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a new Global Warrant in the appropriate amount.

     (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.9 and the procedures of the Depositary therefor.

     (d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

               (i) Any Person having a beneficial interest in a Global Warrant may upon request transfer such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certificate from such Person to that effect (in substantially the form of Exhibit B hereto); or

               (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit B hereto); or

               (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1),

                    (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit B hereto), a letter of representation from the transferee in substantially the form of Exhibit C hereto and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

               (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the aggregate amount of the Global Warrant will be reduced by the Depositary or its custodian and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as hereinafter defined), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

               (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to Section 1.8(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrant to the Persons in whose names such Warrants are so registered.

          (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 1.9(f)), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

               (i) the Depositary for the Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice or

               (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate signed by two duly authorized officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

     (g)  Legends.

               Each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) issued prior to the second anniversary of the original issuance of the Units, unless otherwise agreed by the Company and the Holder thereof shall bear the following legends:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

          "THE HOLDER OF THESE SECURITIES, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THESE SECURITIES PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THESE SECURITIES AND THE LAST DATE ON WHICH COUNTY SEAT STORES, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY,
          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED

          EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THESE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
          (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THESE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE

          ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THESE SECURITIES IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.'

          "THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED OCTOBER 29, 1997 BETWEEN THE COMPANY AND JEFFERIES & COMPANY, INC. (THE "INITIAL PURCHASER"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     Each Warrant Certificate issued in definitive form will also bear the following additional legends:

               "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH

          CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

               "BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S."

     To the extent a Warrant Certificate evidences a Global Warrant, such Warrant Certificate shall also bear the following legends:

               "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.'

               "TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND THE TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN. "

     Each Warrant Certificate issued prior to the Separation Date shall also bear the following legends on the face thereof:

          "THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12 3/4%

          SENIOR NOTES DUE 2004 (THE "NOTES") OF THE COMPANY AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 26.8908 SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.01 PER SHARE. PRIOR TO THE CLOSE OF BUSINESS ON SUCH DATE AS THE INITIAL PURCHASER SHALL DESIGNATE AND SPECIFY TO THE COMPANY AND THE WARRANT AGENT IN WRITING, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES. "

     (h) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent or the Depositary to reflect such reduction.

     (i) Obligations with Respect to Transfers and Exchanges of Definitive Warrants.

               (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants.

               (ii) All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

               (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

     (j) Payment of Taxes. The Company or the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or transfer pursuant to this Section 1.9.

     SECTION 1.10. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 1.10, the Company may require the payment from the Holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this
Section 1.10 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.10 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced.or mutilated Warrant Certificates.

     The Warrant Agent is hereby authorized to authenticate and deliver the new Warrant Certificates required pursuant to the provisions of this Section 1.10.

     SECTION 1.11. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the continental United States: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.6 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Warrant Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the corporate trust office of the Warrant Agent in New York,

New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose.

                                      ARTICLE II

                  DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

     SECTION 2.1. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time on November 1, 2007 (the "Expiration Date"). Each Warrant may be exercised on any Business Day (as hereinafter defined) on or after the Exercisability Date (as hereinafter defined) and on or prior to the Expiration Date.

     Any Warrant not exercised before the close of business on the Expiration Date relating to such Warrant shall become void, and all rights of the Holder under the Warrant Certificate evidencing such Warrant and under this Warrant Agreement shall cease.

     SECTION 2.2.   Exercise, Exercise Price, Settlement and Delivery.

     (a) Subject to the provisions of this Warrant Agreement, each Holder shall have the right to purchase from the Company, on or after the date hereof (the "Exercisability Date") and on or prior to the Expiration Date,
26.8908 fully paid and non-assessable Warrant Shares per each Warrant such Holder owns, subject to adjustment in accordance with Article V hereof, at the initial purchase price of $0.01 for each Warrant Share purchased, subject to adjustment in accordance with Article V hereof (the "Exercise Price").

     (b) Warrants may be exercised, in whole or in part, on or after the Exercisability Date by (i) surrendering at any Warrant Agent office the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) paying in full the Exercise Price for each such Warrant Share purchased and any other amounts required to be paid pursuant to Section 4.1 hereof.

     (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, delivered to the office or agency where the Warfare Certificate is being surrendered; or (ii) by delivery of Warrant Certificates pursuant to Section 2.2(d).

     (d) In the event that any Holder of Warrant Certificates delivers such Warrant Certificates to the Company and indicates on the Election to Exercise that such Holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificate and to satisfy its obligation to pay the Exercise Price in respect thereof by virtue of the provisions of this Section 2.2(d), such Holder shall become entitled to receive, instead of the number of Warfare Shares such Holder would have received had the Exercise Price been paid in cash pursuant to Section 2.2(c), a number of Warrant Shares in respect of the exercises of such Warrants equal to the product of:

               (A) the number of Warrant Shares issuable upon such exercise of such Warrant Certificates (or, if only a portion of such Warrant Certificates are being exercised, issuable upon the exercise of such portion) multiplied by

               (B) the quotient of:

                    (i)  the difference of:

                         (X) the per share Fair Market Value of the Common
                    Stock at the time of such exercise; minus

                         (Y) the Exercise Price at the time of such exercise;
                    divided by

                    (ii) the per share Fair Market Value of the Common Stock at the time of such exercise.

     For purposes of Rule 144 and Rule 144A under the Securities Act, the Company and the Warrant Agent, on behalf of the Holders, hereby agree that the exercise of any Warrants in accordance with this Section 2.2(d) shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Warrant Agreement and the Warrants, into Warrant Shares.

     (e) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Agent Office, such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section
2.2 are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     (f) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to the Exercise Price, whether in cash or Warrant Certificates, to be delivered or paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) in the case of a payment of the Exercise Price in cash, advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement and the Warrant Certificates, the instructions of each exercising Holder with respect to delivery of the Warrant Shares to which such Holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

     (g) Subject to Section 5.2 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered Holder evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. The Warrant Agent shall have no obligation to ascertain the number of Warrant Shares to be issued with respect to the exercised Warrant or Warrants. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the Holder of record of such Warrant Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company's written instruction, evidencing the number of Warrants, if any, remaining unexercised (unless such Warrants shall have expired).

     SECTION 2.3. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall destroy canceled Warrant Certificates held by it and deliver a certificate of destruction to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all money received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.

                                     ARTICLE III

                             OTHER PROVISIONS RELATING TO

                            RIGHTS OF HOLDERS OF WARRANTS

     SECTION 3.1.   Enforcement of Rights.

     (a) Notwithstanding any of the other provisions of this Warrant Agreement, any Holder of Warrant Certificates or holder of Warrant Shares, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, its right to exercise the Warrant or Warrants evidenced by its Warrant Certificate as provided in such Warrant Certificate and in this Warrant Agreement.

     (b) Neither the Warrants nor any Warrant Certificate shall entitle the Holders thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter, or any rights whatsoever as stockholders of the Company.

     SECTION 3.2.   Repurchase Right.

     (a) If (A) the Company, in a single transaction or series of related transactions, (i) sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the assets of the Company to any Person that does not have publicly traded common equity for which the Warrants will become exercisable; or (ii) consolidates or merges with or into another Person that does not have publicly traded common equity for which the Warrants will become exercisable and the Company is not the surviving entity; and (B) the consideration payable in respect of any event described in the immediately preceding clauses (i) or (ii) does not consist solely of cash (any such event, hereinafter, a "Repurchase Event"), then the Company shall offer to repurchase (a "Repurchase Offer"), in accordance with the procedures set forth in this Section 3.2, all Warrants at the per share Fair Market Value of the Common Stock issuable upon exercise thereof, less the Exercise Price (the "Repurchase Price"). The Company shall, subject to the provisions described in this Section 3.2, be required to purchase all Warrants properly tendered pursuant to a Repurchase Offer and not withdrawn.

     (b) The Repurchase Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Repurchase Date (as hereinafter defined).

     (c) Not later than the 30th day following the occurrence of the Repurchase Event, the Company shall mail to the Warrant Agent and to each Holder a notice (the "Repurchase Notice") stating, among other things:

          (1) that a Repurchase Event has occurred and that such Holder has the right to require the Company to repurchase such holder's Warrants, or portion thereof, at the Repurchase Price;

          (2) any information regarding such Repurchase Event required to be furnished under applicable federal and State securities laws, rules and regulations;

          (3) a purchase date (the "Repurchase Date"), which shall be on a Business Day and no earlier than 45 days nor later than 60 days after the occurrence of a Repurchase Event;

          (4) that any Warrant, or portion thereof, not tendered or accepted for payment shall be subject to appropriate adjustment as required by
     Section 5 of this Warrant Agreement, and continue in full force and effect in accordance with this Warrant Agreement; and

          (5) the instructions a Holder must follow in order to have Warrants repurchased in accordance with this Section 3.2.

     No failure of the Company to give the foregoing notice shall limit any right to any Holder right to exercise a repurchase right hereunder.

     (d) To exercise the repurchase right, the Holder must deliver, on or before the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the exercise of such repurchase right, together with the Warrant Certificates with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that with respect to Warrants held of record by DTC, the Company or its designated agent may accept as tendered for repurchase pursuant to this
Section 3.2 Warrants tendered by means of a book entry in accordance with the normal procedures of DTC.

     (e) On the Repurchase Date, the Company shall (i) accept for payment Warrants or portions thereof tendered pursuant to the Repurchase Notice, (ii) if the Company appoints a depository or Paying Agent, deposit with such depository or Paying Agent money sufficient to pay the Repurchase Price of all Warrants or portions thereof so tendered and (iii) deliver to the Warrant Agent Warrants so accepted together with an Officers' Certificate stating the Warrants or portions thereof tendered to the Company. DTC, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holders whose Warrants are so accepted payment in an amount equal to the Repurchase Price, and the Warrant Agent shall promptly authenticate and mail to Holders of Definitive Warrants new Definitive Warrants equal in principal amount to any unpurchased portion of the Definitive Warrant surrendered. The Company will notify the Holders of the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date. For purposes of this Section 3.2, the Warrant Agent shall act as the Paying Agent.

     (f) The Company, to the extent applicable and if required by law, will comply with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other federal and state securities laws, rules and regulations that may then be applicable to any offer by the Company to purchase the Warrants pursuant to the provisions of this Section 3.2.

     (g) Notwithstanding anything set forth in this Section 3.2, no incurrence by the Company of a Permitted Lien (as defined in the Indenture) shall be deemed to be a Repurchase Event.

                                      ARTICLE IV

                           CERTAIN COVENANTS OF THE COMPANY

     SECTION 4.1. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants or to the separation of the Warrants and the Notes on the Separability Date; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered Holder surrendered upon the exercise of a Warrant. In any such case, the Company shall not be required to issue or deliver such Warrant Certificate or certificate for Warrant Shares unless or until the Person or Persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

     SECTION 4.2. Notice of Expiration Date. The Company will give notice of the Expiration Date to all Holders of the then outstanding Warrants, not less than 90 and not more than 120 days prior to the Expiration Date.

     SECTION 4.3. Reservation of Common Stock. The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other rights, warrants or options exercisable into, and the conversion of all securities convertible into, Common Stock.

     SECTION 4.4.    Warrant Shares to be Duly Authorized and Issued,
Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Warrant Shares delivered upon the exercise in full of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any security interest, lien or other encumbrance of any kind or nature created by, arising out of actions of, the Company, any subsidiary or any affiliate of the Company.

     SECTION 4.5.   Reports.

     (a) For so long as any Warrants are outstanding, the Company shall deliver to the Warrant Agent and the Warrant Agent shall mail to each Holder, within 15 days after the filing of the same with the Securities and Exchange Commission ("SEC"), copies of its quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) For so long as any Warrants are outstanding, whether or not the Company is required to file any financial information with the SEC, the Company shall file with the Warrant Agent and the Warrant Agent shall mail to each Holder and to prospective purchasers of Warrants, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Warrants or the Warrant Shares under Rule 144A. The financial and other information to be distributed to Holders shall be filed with the Warrant Agent and mailed to the Holders at their respective addresses appearing in the Warrant Register maintained by the Warrant Agent, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year.

     SECTION 4.6. Private Placement Numbers. The Company covenants and agrees to obtain, and thereafter maintain, a private placement number in respect of the Warrants and a private placement number or CUSIP number, as appropriate, in respect of the Warrant Shares from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

     SECTION 4.7. Right of Action. All rights of action in respect of the Warrants are vested in the respective registered Holders of the Warrant Certificates, and any registered Holder of any Warrant Certificate, without the consent of the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Warrant Agreement.

     SECTION 4.8.    Survival. The agreements of the Company contained in
Section 4. l and Section 4.7 shall survive the exercise of and the expiration of the Warrants.

                                      ARTICLE V

     SECTION 5.1. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number and kind of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as follows:

     (a) Stock Dividends, Subdivisions and Combinations. In case the Company shall hereafter (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of its Common Stock,
(B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, (i) the number of Warrant Shares purchasable upon exercise of each Warfare immediately prior thereto shall be adjusted so that the Holder of any Warrant Certificate thereafter exercised shall be entitled to receive the number of Warrant Shares which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and (ii) the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter. An adjustment made pursuant to this Section 5. l(a) shall become effective immediately after the record date, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this
Section 5. 1(a), the Holder of any Warrant Certificate thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine, in its reasonable discretion, the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

     (b) Reclassification, Combinations, Mergers, etc. Subject to Section 3.2, if (A) any capital reorganization, reclassification or change of outstanding shares of Common Stock (other than as set forth in Section 5. l(a) and other than a change in par value, or from par value to no par value, or from no par value to par value), or (B) in case of any consolidation or merger of the Company with or into another corporation or other entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or (C) in case of any sale or other conveyance of all or substantially all of the assets of the Company shall be effected in such a way that the holders of Common Stock shall be entitled to receive shares of common stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing Person or entity, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant Certificate then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and assets receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that such holders would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reclassification, reorganization, change, consolidation, merger, sale or conveyance that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V and enter into a supplemental warrant agreement so providing.

     For purposes of this Section 5. l(b), "shares of common stock, other securities or assets" receivable upon a reclassification, reorganization, change, consolidation, merger, sale or conveyance shall include securities of any successor or acquiring Person or entity of any class which is not subject to redemption and shall also include any evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such securities, either immediately or upon the arrival of a specified date or the happening of a specified event or any warrants or other rights to subscribe for or purchase any such stock. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation or other entity, such issuer shall join in the supplemental warrant agreement.

     In case of any such reclassification, reorganization, change, merger, consolidation or sale or other conveyance of assets, any successor or acquiring corporation or other entity shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares into which each Warrant is exercisable, which shall be as nearly equivalent as practicable to the adjustments provided for in this
Article V.

     (c) Issuances of Common Stock or Rights. In the event that the Company shall, at any time or from time to time after the date hereof, issue, sell, grant or otherwise distribute (in any such case, a "Distribution") shares of Common Stock or Rights, whether or not such Rights are immediately exercisable, convertible or exchangeable, at a Consideration Per Share lower than the per share Fair Market Value of the Common Stock on the date of such issuance, sale, grant or distribution, or if the Company shall amend any of the provisions of any Rights, including, without limitation, a change in the purchase, conversion, exchange or exercise price per share of underlying Common Stock, as the case may be, of each such Right, or the Aggregate Consideration Receivable applicable to any such Right (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article v), then, immediately after the date of such issuance or sale,

          (A) the number of Warrant Shares purchasable upon exercise of each Warrant shall be increased so that the Holders thereafter will be entitled to receive the number of Warrant Shares determined by multiplying:

                    (i) the number of shares of Common Stock such Holders
               would have been entitled to receive immediately before the date of such issuance or sale had such Holders exercised their Warrants immediately prior thereto; by

                    (ii) a fraction, the numerator of which shall be the sum
               of: (X) the number of shares of Common Stock outstanding on such date plus (Y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Rights so offered are initially convertible or exchangeable or exercisable, as the case may be), and the denominator of which shall be the sum of: (x) the number of shares of Common Stock outstanding on such date plus (Y) the number of shares of Common Stock that the Aggregate Consideration Receivable would purchase at a price per share equal to the Fair Market Value of the Common Stock on the date of such issuance or sale, and

          (B) the Exercise Price in effect immediately after such Distribution shall be adjusted by multiplying the Exercise Price in effect immediately prior to such Distribution by the quotient of:

                    (i) the sum of: (A) the number of shares of Common Stock
               outstanding immediately prior to such Distribution; plus (B) the quotient of: (X) the Aggregate Consideration Receivable; divided by (Y) the per share Fair Market Value of the Common Stock; in each case immediately prior to such Distribution; divided by

                    (ii) the sum of: (A) the number of shares of Common Stock
               outstanding immediately prior to such Distribution; plus (B) the number of shares of Common Stock so issued or sold (or initially issuable pursuant to any Rights).

     For purposes of the foregoing calculation, the total maximum number of shares of Common Stock issuable upon exercise, conversion or exchange, as applicable, of all Rights shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor the Aggregate Consideration Receivable applicable thereto after giving effect to such exercise, conversion or exchange. Except as provided in Section 5. 1(g), no additional adjustments of the Exercise Price shall be made upon the actual exercise, exchange or conversion, as applicable, of such Rights.

     (d) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, make or pay any dividend of, or distribute to holders of

Common Stock (in any such case, a "Dividend'), shares of capital stock, any of its property or assets, including, without limitation, cash, evidences of its indebtedness, Rights or other securities (in each case, other than dividends payable in Common Stock) (collectively, 'Dividend Property'), then, the Company shall make the same distribution of Dividend Property to the Holders as the Holders would have received if the Holders had, immediately prior to the record date for the distribution of the Dividend Property, exercised the Warrants provided, however, that at the option of the Company, in lieu of distributing any Dividend Property to Holders, the following adjustments shall be made:

          (A) the Exercise Price in effect after the record date in respect of which Dividend Property is distributed or issued shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by the quotient of:

                    (i) the difference of (A) the per share Fair Market Value of the Common Stock on such record date; minus (B) the quotient of:

                         (X) in the case of a Dividend made in cash, the
                    aggregate amount of cash so dividend or distributed and, in the case of a Dividend made other than in cash, the then Fair Market Value of the Dividend Property so distributed or issued; divided by

                         (Y) the number of shares of Common Stock outstanding
                    on the record date; divided by

                    (ii) the per share Fair Market Value of the Common Stock
               on such record date, and

          (B) the number of Warrant Shares purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of Warrant Shares such Holders would have been entitled to receive immediately before the record date for such Dividend, had the Holders exercised their Warrants immediately prior thereto, by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence, and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The adjustments required by this Section 5. l(d) shall be made whenever any such Dividend is made retroactive to the record date for the determination of stockholders entitled to receive such Dividend and shall be effective on the date of such Dividend.

     (e) Self-Tenders. If, at any time or from time to time after the date hereof, the Company or any subsidiary of the Company shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Company or any Right at a weighted average purchase price in excess of the per share Fair. Market Value of the Common Stock on the Business Day immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the ".Determination ]Date"), the number of Warrant Shares purchasable upon exercise of the Warrants shall be increased so that the Holders thereafter will be entitled to receive the number of Warrant Shares determined by multiplying the number of Warrant Shares such Holders would have been entitled to receive before the Determination Date, had the Holders exercised their Warrant Shares immediately prior thereto, by a fraction, the numerator of which shall be the product of:

          (A) the difference between (X) the number of shares of Common Stock outstanding immediately prior to such Determination Date minus (Y) the number of shares of Common Stock (or shares of Common Stock into which the Rights are convertible or exchangeable or exercisable, as the case may be) represented by the Common Stock or Rights repurchased or to be purchased by the Company or any subsidiary of the Company in such repurchase, multiplied by

          (B) the per share Fair Market Value of the Common Stock immediately prior to such Determination Date, and the denominator of which shall be the difference between:

          (A) the product of (X) the number of shares of Common Stock outstanding immediately prior to the Determination Date multiplied by
     (Y) the per share Fair Market Value of the Common Stock immediately prior to such Determination Date minus

          (B) the sum of (X) the aggregate consideration paid by the Company or any of subsidiary of the Company in connection with such repurchase plus (Y) in the case of Rights, the additional consideration required to be received by the Company or any subsidiary of the Company upon the conversion, exchange or exercise of such Rights, and the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such repurchase by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon exercise of the Warrants prior to such repurchase, and the denominator of which shall be the number of Warrant Shares purchasable upon exercise of the Warrants immediately thereafter.

          (f) Exercise of Series B Warrants and Series C Warrants. The following adjustments will be made on the date on which any Series B Warrants or Series C Warrants are exercised (each, a "Series Exercise"):

          (A) The number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to a Series Exercise shall be increased so that the Holders thereafter will be entitled to receive the number of Warrant Shares determined by multiplying: (i) the number of shares of Common Stock such Holders would have been entitled to receive immediately before the date of such Series Exercise had such Holders exercised their Warrants immediately prior thereto by (ii) the number of shares of Common Stock outstanding on the date of the Series Exercise after giving effect to the Series Exercise and by dividing the product of (i) and (ii) by the number of shares of Common Stock outstanding on the date of the Series Exercise without giving effect to the Series Exercise, and

          (B) The Exercise Price in effect immediately after a Series Exercise shall be adjusted by multiplying (i) the Exercise Price in effect immediately prior to such Series Exercise by (ii) the number of shares of Common Stock outstanding on the date of the Series Exercise after giving effect to the Series Exercise and by dividing the product of (i) and (ii) by the number of shares of Common Stock outstanding on the date of the Series Exercise without giving effect to the Series Exercise.

     (g) Fair Market Value of Consideration Received. Notwithstanding any provision to the contrary herein, for purposes of this Article V, if any Rights shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Rights by the parties thereto, such Rights shall be deemed to have been issued without consideration, provided, however, that if any such Rights have an exercise price (to the extent applicable) equal to or greater than the per share Fair Market Value of the Common Stock on the date of issuance of such Rights, then such Rights shall be deemed to have been issued for consideration equal to such exercise price.

     (h) Deferral of Certain Adjustments. No adjustment to the Exercise Price or the number of Warrant Shares purchasable upon the exercise of each Warrant that would otherwise be required shall be made unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the Exercise Price or the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the making of such adjustment; provided, however, that any adjustments which by reason of this 5. 1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock; provided, however, the Company shall not increase the par value of the Common Stock to exceed the Exercise Price. All calculations under this Section 5. I shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1,000th of a Warrant Share, as the case may be.

     (i) Statement of Warrant Certificates. Irrespective of any adjustment in the number of Warrant Shares issuable upon the exercise of each Warrant or the Exercise Price, Warrant

Certificates theretofore or thereafter issued shall continue to express the same number and kind of Warrant Shares and Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

     (j) Increased Warrant Shares. From time to time, the Company may, for a period of not less than 20 Business Days, in its discretion, increase the number of Warrant Shares purchasable upon the exercise of each Warrant, without making any adjustment to the Exercise Price.

     (k) No Adjustments for Certain Incentive Compensation or Issuance of Warrant Shares. Notwithstanding any other provision hereof, it is expressly understood that the Warrants shall not be adjusted with respect to (i) the issuance at any time of such number of shares of Common Stock or Rights entitling holders thereof to purchase Common Stock constituting in the aggregate no more than 5 % of the outstanding Common Stock on a fully diluted basis that may be issued to any of the Company's or its Subsidiaries' officers or employees whether pursuant to any stock option, stock incentive or other employee benefit plan or similar plans of the Company (collectively, the "Plans"), or otherwise to the extent that shares of Common Stock or other securities issued or granted under such Plans or otherwise are issued or granted at a price, or with an exercise price, that is no less than the per share Fair Market Value of the Common Stock at the date of grant or issuance or (ii) the issuance of any Warrant Shares.

     (l) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5.1 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

     (m) Further Equitable Adjustments. If, after one or more adjustments to the Exercise Price pursuant to this Section 5.1, the Exercise Price cannot be reduced further without falling below the greater of (i) $0.01 or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of common stock, the Company shall make further adjustments in the number of Warrant Shares issuable upon exercise of outstanding Warrants to compensate the Holders. Notwithstanding the preceding sentence, nothing set forth in this Section 5. 1(m) shall prevent the making of any adjustments to the Exercise Price pursuant to Section 5. 1(d)(A) for the purpose of calculating adjustments in the number of Warrant Shares issuable upon exercise of a Warrant pursuant to Section 5. 1(d)(B).

     (n) Other Adjustments.

                    (i) In the event that at any time, as a result of an adjustment made pursuant to this Article V, Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of each Warrant and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Exercise Price contained in this
               Article V, and all other relevant provisions of this Article V that are applicable to shares of Common Stock shall be applicable to such other securities. In case at any time or from time to time the Company shall take any action in respect of its outstanding shares of Common Stock, other than any action described in this Article V, or any event occurs as to which the provisions of this Article V are not strictly applicable, then the number of Warrant Shares for which each Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Exercise Price contained in this
               Article V and as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the Company, to protect the exercise rights of the Holders, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares issuable upon the exercise of any Warrant.

                    (ii) Adjustments shall be made pursuant to this Section
               5.1 successively whenever any of the events referred to in
               Section 5.1 (a) through Section 5.1(e), inclusive, shall occur.

                    (iii) If any Warrant shall be exercised subsequent to the
               record date for any of the events referred to in this Section 5.1, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the Holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other securities or property or assets that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                    (iv) Shares of Common Stock owned by or held for the
               account of the Company shall not, for purposes of the adjustments set forth in this Section 5.1 be deemed outstanding.

     SECTION 5.2. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.2, be issuable on the exercise of any Warrant, the Company shall either (i) pay an amount in cash calculated by the Company to equal the per share Fair Market Value of the Common Stock multiplied by such fraction of a share of Common Stock computed to the nearest whole cent or (ii) aggregate all such fractional shares of Common Stock into a whole number of shares and sell such aggregated fractional shares on behalf of the Holders entitled thereto in a public or private sale and distribute, on a pro rata basis, the net cash proceeds therefrom to such Holders. While the Company will use its reasonable efforts to secure the best available sale price for such aggregated fractional shares, such price shall not necessarily be the highest price obtainable for such shares. By their acceptances of the Warrant Certificates, Holders expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate or scrip representing a fraction of a share of Common Stock.

     SECTION 5.3. When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     SECTION 5.4. Treasury_ Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and, except for a voluntary tender or exchange offer made by the Company or any subsidiary of the Company subject to Section 13(e) of the Exchange Act, a repurchase thereof and designation of such shares as treasury stock shall not be deemed to be a redemption thereof for the purposes of this Warrant Agreement.

     SECTION 5.5. Notices to Warrant Agent and Holders. Whenever the number of Warrant Shares is adjusted or the Exercise Price in respect thereof is adjusted, as herein provided, the Company shall promptly or, if notice of such adjustment is required to be given to DTC, at least five (5) days prior to the date on which notice of such adjustment is given to DTC, give to the Warrant Agent and the Warrant Agent shall give to each Holder notice of such adjustment or adjustments and shall promptly deliver to the Warrant Agent an Officer's Certificate (confirmed by a certificate from the Company's independent certified public accountants) setting forth: (i) the number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price for each Warrant Share purchased after such adjustment; (ii) a brief statement of the facts requiring such adjustment; and (iii) the computation by which such adjustment was made.

                                  ARTICLE VI

                         CONCERNING THE WARRANT AGENT

     SECTION 6.1. Warrant Agent. At no time when the Company may be acting as its own Warrant Agent shall any of its obligations to the Holders be in any respect reduced as a result thereof. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and this Warrant Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 6.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

     (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without negligence, bad faith or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent, each predecessor Warrant Agent, and their respective directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent or predecessor Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise or failure to exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.2 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

     (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

     (c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

     (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) The Warrant Agent and its Related Parties may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company, including, without limitation, the Notes, as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

     (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any money at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrant Certificates.

     (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement (or any term or provision hereof) or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

     (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of such recitals or other statements. The Warrant Agent does not make any representation as to the validity or sufficiency of this Warrant Agreement or the Warrant Certificates; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Warrant Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

     (i) Before the Warrant Agent acts or refrain from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

               (A) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

               (B) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each Officers' Certificate or, if requested, an opinion of counsel (with respect to which such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company) with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

                    (1) a statement that the Person making such certificate
               or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the
               examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he
               or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of
               such Person, such condition or covenant has been complied with.

     (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Warrant Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any demand upon the Company. The Warrant Agent shall not be obligated to perform any duty to the extent prohibited by law.

     (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Warrant Agreement shall be sufficient if signed by its President or Vice President and attested by its Treasurer, Controller, Secretary or any Assistant Secretary.

     (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

     (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

     (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the President, the Treasurer, the Controller, any Vice President or the Secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Warrant Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Warrant Agreement and the date on or after which such action shall be taken, and the Warrant Agent shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this Section 6.2(n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such application and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

     (o) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, the Treasurer, the Controller, any Vice President or the Secretary of the Company or any other officer or official of the Company reasonably believed by the Warrant Agent to be authorized to give such instructions and delivered to the Warrant Agent and such certificate shall grant full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

     (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

     SECTION 6.3.   Resignation and Appointment of Successor.

     (a) The Company agrees, for the benefit of the Holders, that there shall at all times be a Warrant Agent hereunder.

     (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, or in the event the Company shall determine not to continue to act as its own Warrant Agent, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.3(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.3(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in
Section 6.3(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered Holders in the manner provided for in Section ?.4 hereof.

     (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 30 days after receipt of such notice of resignation or removal, then the Holders or the Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

     (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $150 million. Such successor Warrant Agent shall execute and

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

deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Warfare Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.2(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all money deposited with or held by any predecessor Warrant Agent hereunder.

     (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business or assets, shall be the successor to the Warrant Agent under this Warrant Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

     (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent or of the Company.

                             ARTICLE VII

                            MISCELLANEOUS

     SECTION 7.1. Defined Terms. Unless otherwise defined in this Warrant Agreement, the capitalized terms set forth below and used in this Warrant Agreement shall have the meanings given to such terms below:

     "Aggregate Consideration Receivable" means, in the case of a sale, issuance or other distribution of shares of Common Stock, the aggregate amount paid to the Company in connection therewith and, in the case of an issuance, sale or other distribution of Rights, or any amendment thereto, the sum of: (a) the aggregate amount paid to the Company for such Rights; plus
(b) the aggregate consideration or premium stated in such Rights to be payable for the shares of Common Stock covered thereby, in each case, without deduction for any fees, expenses or underwriters discounts; provided, further, that if all or any portion of the aggregate amount paid to the Company for such Rights was not paid in cash, the amount of such consideration other than cash received by the Company shall be deemed to be the then Fair Market Value of such consideration.

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


     "Business Day" means any Monday, Tuesday, Wednesday, Thursday and Friday on which (i) banks in New York City or the city in which the principal corporate trust office of the Warrant Agent is located, (ii) the principal national securities exchange or market, if any, on which the Common Stock or the Warrants are listed or admitted to trading, in each case, are not obligated or permitted by law or executive order to be closed.

     "Closing Prices" means, per share of Common Stock or any other security, on any date specified herein:

          (i) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock or other security is then listed or admitted to trading; and

          (ii) if the Common Stock or other security is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock or such other security on such date, or if there shall have been no trading on such date or if the Common Stock or such other security is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Annotated Quotation System ("NASDAQ").

     "Consideration Per Share" means, with respect to shares of Common Stock or Rights, the quotient of: (a) the Aggregate Consideration Receivable in respect of such shares of Common Stock or such Rights, divided by (b) the total number of such shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock into which such Rights are exercisable or convertible.

     "Fair Market Value" means, per share of Common Stock or any other security, as of any date of determination, the arithmetic mean of the daily Closing Prices for the 30 consecutive trading days before such date of determination; provided, however, that if the Common Stock or such other security is then neither listed or admitted to trading on any national securities exchange, designated as a national market system security by the NASD or quoted by NASDAQ, then "Fair Market Value" means the fair market value of one share of Common Stock or such other security as determined by an Independent Financial Advisor as of the date of determination.

     "Independent Financial Advisor" means a nationally recognized independent public accounting firm or investment banking firm (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Related Party" means, with respect to any Person: (A) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, (B) any spouse or immediate family member of such Person or (C) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a 75% or more controlling interest of which consist of such Person and/or such other Persons or entities referred to in the immediately preceding clause (A). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Right" means and includes:

               (a) any warrant (including, without limitation, any Warrant) other than the Series B Warrants and the Series C Warrants or any option (including, without limitation, employee stock options) to acquire Common Stock or other securities convertible into or exchangeable for shares of Common Stock;

               (b) any right permitting the holder thereof to subscribe for shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock pursuant to a rights offering or otherwise;

               (c) any right to acquire Common Stock pursuant to the provisions of any security convertible into or exchangeable for Common Stock; and

               (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

     "Securities Act' means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Series B Warrants" means those warrants issued or issuable pursuant to the Company's Plan of Reorganization which was confirmed by the United States Bankruptcy Court for the District of Delaware on October 1, 1997, to certain holden of preferred stock interests in the Company.

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

     "Series C Warrants' means those warrants issued or issuable to Sam Forman ("Mr. Forman") pursuant to a Warrant Agreement dated October 29, 1997 between Mr. Forman and the Company.

     SECTION 7.2. Amendment. This Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of any Holder, for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any respect the interests of the Holden.

     Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of the Holden shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

     Any modification or amendment made in accordance with this Warrant Agreement will be conclusive and binding on all present and future Holders whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any Holder in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent Holders.

     SECTION 7.3. Notices and Demand,4 to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 7.4. Address for Notices to the Company and for Transmission of Documents. All notices hereunder to the Company and the Warrant Agent shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by telecopy, confirmed by first class mail, postage prepaid, addressed as follows:

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

     To the Company:

     County Seat Stores, Inc.
     6585 City West Parkway
     Eden Prairie, Minnesota 55344
     Telecopy:      612-829-2188
     Telephone:     612-829-2124
     Attention:     General Counsel

     To the Warrant Agent:

     First Trust National Association
     180 East Fifth Street
     St. Paul, Minnesota 55101
     Telecopy:      (612) 244-0711
     Telephone:     (612) 244-0719
     Attention:     Corporate Finance Department

     The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears in the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 7.5. Notices to Holders. Notices to Holders shall be mailed to such Holders at the addresses of such Holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

     SECTION 7.6. Applicable Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT AGREEMENT AND EACH WARRANT ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.7. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities laws filings under United States Federal and State laws, and the rules and regulations of all stock exchanges or markets on which the Warrants may be listed, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares, it being understood, however, that the only contractual registration rights of the Holders are those set forth in the Registration Rights Agreement, dated of even date herewith (the 'Registration Rights Agreement"), between the Company and the Initial Purchaser.

     SECTION 7.8. Persons Having Rights Under Agreement. Nothing in this Warrant Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Company, the Warrant Agent and the Holders from time to time of the Warrant Certificates any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders from time to time of the Warrant Certificates.

     SECTION 7.9. Headings. The descriptive headings of the several Articles and Sections of this Warrant Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.10. Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such Counterparts shall together constitute but one and the same instrument.

     SECTION 7.11. Inspection of Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the Warrant Agent Office, for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

    SECTION 7.12. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the Company and the Warrant Agent as of the day and year first above written.

                              COUNTY SEAT STORES, INC.

                              By:  /s/ Sam Forman
                                   --------------------------------
                                      Name: Sam Forman
                                      Title: President

                              FIRST TRUST NATIONAL ASSOCIATION, as
                               Warrant Agent

                              By:  /s/ Mark E. LeMay
                                  ---------------------------------
                                      Name: Mark E. LeMay
                                      Title: Vice President








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